UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2013, Kewaunee Scientific Corporation (the “Company” or “we”) entered into a credit and security agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association (the “Bank”), consisting of (1) a $20 million revolving credit facility which matures on May 1, 2016 (“Line of Credit”), (2) a term loan in the amount of $3,450,000.22 which matures on May 1, 2020 (“Term Loan A”), and (3) a term loan in the amount of $1,549,999.78 which matures on May 1, 2020 (“Term Loan B” and together with Term Loan A, the “Term Loans”).

The Line of Credit provides funds to refinance our existing indebtedness to Bank of America, N.A. and for working capital and other general corporate purposes. In addition, it provides (a) for the issuance of up to $5.6 million of letters of credit for our account, and (b) the guarantee by us of all lines of credit, or other credit facilities, provided by the Bank, or any affiliate of the Bank, to certain of our foreign subsidiaries (“Foreign Subsidiary Credit Lines”). The letter of credit facility is a part of the Line of Credit and the use of such facility, together with the use of any Foreign Subsidiary Credit Line by any of our subsidiaries, is taken into account when determining availability under the Line of Credit.

Amounts under the Line of Credit will be due and payable in full on May 1, 2016. Indebtedness under the Line of Credit bears interest at a variable rate per annum equal to Daily One Month LIBOR plus 1.5% per annum. Daily One Month LIBOR is the rate of interest equal to LIBOR then in effect for delivery for a one-month period. Any default in the payment of principal, interest, or other overdue amounts bears interest at 4% above the rate otherwise applicable (or, if there is no applicable rate, at 4% above the rate referred to above). This may result in the compounding of interest.

Payments are due under Term Loan A in consecutive equal monthly principal payments in the amount of $16,666.66 each, commencing on June 3, 2013 and continuing on the first business day of each month thereafter until August 1, 2017 and then in consecutive equal monthly principal payments in the amount of $78,787.90 each, commencing on September 1, 2017 and continuing on the first business day of each month thereafter until May 1, 2020, and at that time, all principal, accrued unpaid interest and other charges outstanding under Term Loan A shall be due and payable in full. The outstanding principal of Term Loan A may be prepaid in full or in part (with a minimum prepayment amount of $50,000) at any time without penalty. The interest rate on Term Loan A through July 31, 2017 is a fixed rate per annum equal to 4.875% and from and after August 1, 2017 such rate is synthetically fixed at 4.37% per annum using interest hedge agreements.

Payments are due under the Term Loan B in consecutive equal monthly principal payments in the amount of $18,452.38 each, commencing on June 3, 2013 and continuing on the first business day of each month thereafter until May 1, 2020, and at that time, all principal, accrued unpaid interest and other charges outstanding under Term Loan B shall be due and payable in full. The outstanding principal of Term Loan B may be prepaid in full or in part (with a minimum prepayment amount of $50,000) at any time without penalty. The interest rate on Term Loan B through November 2, 2014 is a variable rate per annum equal to One Month LIBOR plus 1.575% per annum, and from and after November 3, 2014 such rate is synthetically fixed at 3.07% per annum using interest hedge agreements. One Month LIBOR is the rate of interest equal to LIBOR in effect on May 6, 2013 for delivery on June 3, 2013, and thereafter in effect on the first day of each month for delivery for a one-month period.

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All of the obligations under the Line of Credit, including the related guarantees we provide thereunder, are collateralized by a first priority security interest in all of the stock or other equity interests owned by us in our direct non-US subsidiaries, and all proceeds thereof, provided that not more than 65% of the total outstanding voting stock of any such subsidiary is required to be pledged. In addition, such obligations are secured by all of our other personal property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles as may hereafter be delivered to the Bank in substitution for or as an addition to any of the foregoing, but excluding any equity interests in our direct non-US subsidiaries other than those equity interests described in the preceding sentence, and all proceeds thereof.

All of the obligations under the Term Loans are secured by a first priority security interest in all of our goods (excluding inventory, farm products or consumer goods), all machinery, machine tools, equipment, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith (the “Equipment”), and all proceeds thereof.

We are required to maintain with Bank, and as security for the Line of Credit we have granted to Bank a security interest in, a non-interest bearing deposit account over which we have no control and into which the proceeds of all of our accounts and other rights to payment in which Bank has a security interest must be deposited immediately upon their receipt by us. The Bank must apply all such proceeds immediately upon their receipt by the Bank as a principal reduction on the Line of Credit.

All loans under our Loan Agreement are made and payable in U.S. dollars and all letters of credit issued are in U.S. dollars. All payments made by us pursuant to our guarantee of the Foreign Subsidiary Credit Lines will be made in the manner and in the currency required by the documents governing such credit facilities.

The Loan Agreement contains customary representations and warranties, and contains customary covenants that restrict our ability to, among other things (i) incur liens, (ii) incur any indebtedness (including guarantees or other contingent obligations), (iii) engage in mergers and consolidations, (iv) engage in sales, transfers, and other dispositions of property and assets (including sale-leaseback transactions), (v) make loans, acquisitions, joint ventures, and other investments, including in our subsidiaries, (vi) make dividends and other distributions to, and redemptions and repurchases from, equity holders, (vii) make changes in the nature of our business, and (viii) make certain changes in our capital ownership. The Loan Agreement also requires us to comply with certain financial and affirmative covenants.

The Loan Agreement contains events of default that include (i) our failure to make any payments under the Loan Agreement when due, (ii) covenant defaults, (iii) our making of materially false or materially misleading representations or warranties, (iv) cross defaults to certain other indebtedness, (v) bankruptcy, insolvency, or other similar proceedings, (vi) our making of an assignment for the benefit of our creditors or a receiver being appointed for a substantial portion of our assets, (vii) a receiver or similar official is appointed for a substantial portion of our business, or the business is terminated, liquidated or dissolved, (viii) any default under any other agreement pursuant to which we or any of our subsidiaries has incurred debt if such default continues beyond the expiration of the applicable cure period and with respect to a default under any obligation to any Person other than the Bank, the amount of said obligation exceeds $1,000,000, individually or in the aggregate, (ix) the Bank’s failure to have an

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enforceable first lien on or security interest in any property given as security for the Loan Agreement, subject to certain liens and encumbrances permitted by the Loan Agreement, (x) any government authority takes action that the Bank believes materially adversely affects our financial condition or ability to repay, (xi) any judgment or arbitration awards are entered against us, or we enter into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of $500,000 or more in excess of any insurance coverage, (xii) any provision of the Loan Agreement or any related document, agreement, or instrument, at any time after its execution and delivery and for any reason other than as expressly permitted by the Loan Agreement or such other document, agreement, or instrument or satisfaction in full of all our obligations thereunder, ceases to be in full force and effect in any material respect; or we or any other person contests in any manner the validity or enforceability of any provision of the Loan Agreement or any related document, agreement, or instrument; or we deny that we have any or further liability or obligation under the Loan Agreement or any related document, agreement, or instrument (provided, however, that if we claim that such obligations have been paid, such claim shall not be considered a denial of liability), or we purport to revoke, terminate or rescind any provision of the Loan Agreement or any related document, agreement, or instrument, and (xiii) a material portion of the Equipment is so demolished, destroyed or damaged that, in the reasonable opinion of the Bank, the Equipment cannot be restored, rebuilt or replaced with available funds within a reasonable period of time and in any event, prior to the maturity of the Term Loan.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Loan Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 and in Exhibit 10.1 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit and Security Agreement dated as of May 6, 2013 between Wells Fargo Bank, National Association and Kewaunee Scientific Corporation including the forms of notes executed thereunder

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2013

Kewaunee Scientific Corporation

By:	/s/ D. Michael Parker
D. Michael Parker
Senior Vice President, Finance and Chief Financial Officer

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